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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): January 28, 2001


                         Maxim Integrated Products, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Delaware                       0-16538                94-289096
-------------------------------       ----------------       -------------------
(State or other jurisdiction of       (Commission File         (IRS Employer
         incorporation)                    Number)           Identification No.)
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120 San Gabriel Drive, Sunnyvale, California                      94806
--------------------------------------------                    ----------
  (Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code:           (408) 737-7600



                                (Not Applicable)
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

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ITEM 5. Other Events


        On January 28, 2001, the Registrant, MI Acquisition, Inc., a Delaware corporation ("Merger Sub"), and Dallas Semiconductor Corporation, a Delaware corporation ("DSC"), entered into an Agreement and Plan of Merger (the "Merger
Agreement"), pursuant to which Merger Sub will, subject to the terms and conditions of the Merger Agreement, merge with and into DSC and DSC will become a wholly-owned subsidiary of the Registrant. The Merger Agreement is attached as
Exhibit 2.1 hereto and is incorporated herein by reference. The press release, dated January 29, 2001, jointly issued by the Registrant and DSC announcing the Merger Agreement, is attached as Exhibit 99.1 hereto and is incorporated herein by reference. Attached as Exhibit 99.2 are illustrative examples of the exchange ratio set forth in the Merger Agreement, based upon certain assumptions.


ITEM 7. Financial Statements and Exhibits


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
        (c)     Exhibits

        2.1 Agreement and Plan of Merger, dated as of January 28, 2001, by and among Maxim Integrated Products, Inc., MI Acquisition Sub,
                Inc. and Dallas Semiconductor Corporation.

        99.1    Joint Press Release, dated January 29, 2001.

        99.2    Illustrative Implied Exchange Ratios.
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                                    SIGNATURE


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: January 30, 2001


                                       Maxim Integrated Products, Inc.


                                       By: /s/ Carl W. Jasper
                                           -------------------------------------
                                       Name:   Carl W. Jasper
                                       Title:  Vice President and
                                               Chief Financial Officer



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                                  EXHIBIT INDEX


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
2.1     Agreement and Plan of Merger, dated as of January 28, 2001, by and among
        Maxim Integrated Products, Inc., MI Acquisition Sub, Inc. and Dallas
        Semiconductor Corporation.

99.1    Joint Press Release, dated January 29, 2001.

99.2    Estimated Implied Exchange Ratio.
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